EXHIBIT 10.53

FIRST AMENDMENT TO MANAGEMENT AGREEMENT

THIS FIRST AMENDMENT TO MANAGEMENT AGREEMENT (the “Amendment”) dated as of the 30th day of July, 2003 between Sunlink Health Systems, Inc., an Ohio corporation (“Manager”), on the one hand, and Healthmont, Inc., a Tennessee corporation (“Company”), Healthmont Of Georgia, Inc., a Tennessee corporation (d/b/a Memorial Hospital of Adel and Memorial Convalescent Center) (“Healthmont of Georgia”), and Healthmont Of Missouri, Inc., a Tennessee corporation (“Healthmont of Missouri”, and together with Healthmont of Georgia, the “Company Subsidiaries”), on the other hand.

RECITALS:

WHEREAS, Company, through itself and the Company Subsidiaries, is engaged in the business of owning and operating, among others, two hospitals known as Memorial Hospital of Adel located in Adel, Georgia and Callaway Community Hospital located in Fulton, Missouri (collectively, the “Hospitals”);

WHEREAS, Manager, HM Acquisition Corp., a Delaware corporation, and Company are parties to that certain Agreement and Plan of Merger dated as of October 15, 2002, as amended on March 24, 2003 and further amended on July 30, 2003 (the “Merger Agreement”) pursuant to which Manager intends to acquire all the outstanding shares of the Company through a merger of the Company with and into HM Acquisition Corp. (the “Merger”);

WHEREAS, in order to, among other things, reduce its overhead costs, the Company retained Manager to manage the Hospitals pursuant to the Management Agreement dated as of March 24, 2003, by and among Manager, Company, and the Company Subsidiaries (the “Management Agreement”), and

WHEREAS, the parties desire to amend the Management Agreement on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged and agreed, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Extension of Termination Date. Section 9.1 of the Management Agreement is hereby amended to read in its entirety as follows:

Section 9.1 Term. The term of this agreement shall commence on the date of this agreement first above written and expire on September 30, 2003. Either party may terminate this agreement (i) upon delivery of thirty (30) days prior written notice at any time for cause upon receipt of written notice and (ii) upon delivery of sixty (60) days prior written notice for any other reason.

2. Effect of Amendment. The Management Agreement is hereby, and shall henceforth be deemed to be, amended, modified, and supplemented in accordance with the provisions hereof, and the respective rights, duties, and obligations of the parties under the

Management Agreement shall hereafter be determined, exercised, and enforced under the Management Agreement as amended hereby. Except as specifically amended above, the Management Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

3. Representations and Warranties. Each party hereto represents and warrants that this Amendment has been duly authorized, executed and delivered and represents the legal, valid and binding agreement of such party and is enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time affecting the enforcement of creditors’ rights generally.

4. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

5. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have caused this agreement to be executed by their duly authorized representatives as of the day and year first above written.

MANAGER: SUNLINK HEALTH SYSTEMS, INC.

By:	/S/ ROBERT M. THORNTON, JR.
Title:	President and Chief Executive Officer

COMPANY: HEALTHMONT, INC.

By:	/S/ TIMOTHY S. HILL
Title:	Chief Executive Officer and President

COMPANY SUBSIDIARIES: HEALTHMONT OF GEORGIA, INC.

By:	/S/ TIMOTHY S. HILL
Title:	President

HEALTHMONT OF MISSOURI, INC.

By:	/S/ TIMOTHY S. HILL
Title:	President